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                                  EXHIBIT 10(b)



                          SPONSORED RESEARCH AGREEMENT



                                     BETWEEN




                           MARC PHARMACEUTICALS, INC.
                                    (SPONSOR)




                                       AND




                   WEILL MEDICAL COLLEGE OF CORNELL UNIVERSITY
                                      (WMC)



                                 BRIJ B. SAXENA



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                          SPONSORED RESEARCH AGREEMENT


         This Sponsored Research Agreement ("AGREEMENT") is made as of the 19th day of June 2002 (the "EFFECTIVE DATE") by and between Cornell University for its Weill Medical College ("WMC"), a non-profit corporation of the State of New York, with offices located at 1300 York Avenue, A131, New York, New York 10021, and MARC Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware ("SPONSOR"), with offices located at One Canterbury Green, 8th Floor, Stamford, CT 06901.

         WHEREAS, SPONSOR desires to fund the research of Dr. Brij B. Saxena, Ph.D., of WMC in certain specific areas; and

         WHEREAS, SPONSOR desires to support such research conducted by WMC under the terms and conditions of this AGREEMENT; and

         WHEREAS, the research program described in this AGREEMENT is of mutual interest to SPONSOR and WMC and furthers the educational and research objectives of WMC as a nonprofit, tax-exempt educational institution, and may benefit both SPONSOR and WMC through the creation of new inventions.

         NOW, THEREFORE, in consideration of the promises and covenants contained in this AGREEMENT, and intending to be legally bound, the parties agree as follows:

1.  DEFINITIONS

         1.1 INTELLECTUAL PROPERTY means all patentable inventions conceived and/or reduced to practice in the conduct of the SPONSORED RESEARCH during the term of this AGREEMENT, including all United States and foreign patent applications claiming said patentable inventions, including inventions in the field of oncology, including any divisional, continuation, continuation-in-part (to the extent that the claims are directed to said patentable inventions), and foreign equivalents thereof, as well as any patents issued thereon or reissues or reexaminations thereof.


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INTELLECTUAL PROPERTY also means all copyrightable works of authorship created in the conduct of the SPONSORED RESEARCH during the term of this AGREEMENT.

         1.2 WMC INTELLECTUAL PROPERTY means INTELLECTUAL PROPERTY conceived and/or reduced to practice solely by one or more WMC personnel. Notwithstanding anything in this AGREEMENT to the contrary, inventorship of WMC INTELLECTUAL PROPERTY shall be determined in accordance with the laws of the United States.

         1.3 SPONSOR INTELLECTUAL PROPERTY means INTELLECTUAL PROPERTY conceived and/or reduced to practice solely by one or more SPONSOR personnel. Notwithstanding anything in this AGREEMENT to the contrary, inventorship of SPONSOR INTELLECTUAL PROPERTY shall be determined in accordance with the laws of the United States.

         1.4 JOINT INTELLECTUAL PROPERTY means INTELLECTUAL PROPERTY conceived and/or reduced to practice jointly by one or more WMC personnel and one or more SPONSOR personnel. Notwithstanding anything in this AGREEMENT to the contrary, inventorship of JOINT INTELLECTUAL PROPERTY shall be determined in accordance with the laws of the United States.

         1.5 PRINCIPAL INVESTIGATOR is Dr. Brij B. Saxena, who is responsible for supervision and administration of the SPONSORED RESEARCH.

         1.6 RESEARCH RESULTS means all data and information which are generated in the performance of the SPONSORED RESEARCH during the term of this AGREEMENT. RESEARCH RESULTS expressly excludes WMC INTELLECTUAL PROPERTY, SPONSOR INTELLECTUAL PROPERTY and JOINT INTELLECTUAL PROPERTY.

         1.7 SPONSORED RESEARCH means the research program described in Attachment A to this AGREEMENT, as said research program may be revised from time to time by mutual written agreement of the parties, as provided herein.

         1.8 EXCLUSIVE LICENSE AGREEMENT means the Exclusive License Agreement dated as of even date herewith by and between SPONSER and WMC.

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2.  SPONSORED RESEARCH

         2.1 WMC shall begin the SPONSORED RESEARCH within sixty (60) days after the EFFECTIVE DATE, provided that SPONSOR has timely made the FIRST SPONSORSHIP PAYMENT required hereunder. WMC agrees to use diligent efforts to conduct the SPONSORED RESEARCH in accordance with the terms and conditions of this AGREEMENT. SPONSOR acknowledges that WMC and the PRINCIPAL INVESTIGATOR shall have the freedom to conduct and supervise the SPONSORED RESEARCH in a manner consistent with WMC's educational and research missions.

         2.2 SPONSOR may terminate this AGREEMENT for any reason at any time after ninety (90) days after the EFFECTIVE DATE, upon written notice to WMC and subject to the provisions of Paragraph 9.3 hereof.

         2.3 If the services of the PRINCIPAL INVESTIGATOR become unavailable to WMC for any reason, WMC and SPONSOR shall negotiate in good faith the designation of another member of WMC's faculty to serve as the PRINCIPAL INVESTIGATOR of the SPONSORED RESEARCH. If the parties are unable to agree upon a substitute PRINCIPAL INVESTIGATOR within sixty (60) days after the original PRINCIPAL INVESTIGATOR ceases his or her services under this AGREEMENT, either party may terminate this AGREEMENT upon written notice to the other party and subject to the provisions of Paragraph 9.3 hereof.

         2.4 The parties may, from time to time and at any time, by mutual written agreement, make changes to the general scope of the SPONSORED RESEARCH, including but not limited to the following: (a) adding to or deleting portions of the work to be done; (b) revising the schedule for performance; or (c) increasing or decreasing the amount of SPONSORSHIP PAYMENTS.

3.  TERM OF AGREEMENT

         3.1 The term of this AGREEMENT shall begin on the EFFECTIVE DATE and continue for a period of three (3) years thereafter unless terminated sooner pursuant to Paragraphs 2.2, 2.3, 9.1 or 9.2 hereof. This AGREEMENT may be extended or renewed only by mutual written agreement executed by duly authorized representatives of the parties.

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4.  SPONSORSHIP PAYMENTS, REIMBURSEMENT OF COSTS

         4.1 SPONSOR shall make payments to WMC totaling One Million Dollars ($1,000,000), plus Two Hundred and Fifty Thousand Dollars ($250,000) for indirect costs and overhead as follows:

         FIRST SPONSORSHIP PAYMENT: $400,000, plus $100,000 in each case for indirect costs and overhead within thirty (30) days of the EFFECTIVE DATE; SECOND SPONSORSHIP PAYMENT: $300,000, plus $75,000 within thirty
         (30) days of the first anniversary of the EFFECTIVE DATE; and THIRD SPONSORSHIP PAYMENT: $300,000, plus $75,000 within thirty (30) days of the second anniversary of the EFFECTIVE Date.

         4.2 Any payments by SPONSOR to WMC that are not made on or before thirty (30) days after the date such payments are due under this AGREEMENT shall bear interest at a rate equal to one percent (1%) per month, or the maximum allowed by law, whichever is less, calculated from the date such payment was due.

5.  RECORDS AND REPORTS

         5.1 PRINCIPAL INVESTIGATOR shall maintain records of the results of the SPONSORED RESEARCH and shall provide SPONSOR with written quarterly reports within thirty (30) days after the end of each quarter during the term of this Agreement and with a written final report within ninety (90) days of the expiration or earlier termination of this Agreement, detailing the work actually carried out under, progress and results of the SPONSORED RESEARCH.

         5.2 PRINCIPAL INVESTIGATOR shall make available to SPONSOR for inspection, review, and copying at any time(s) during the term of this AGREEMENT and upon reasonable notice to PRINCIPAL INVESTIGATOR and WMC from SPONSOR, all RESEARCH RESULTS and WMC INTELLECTUAL PROPERTY created, invented, discovered, or generated, in whole or in part, in the conduct of the SPONSORED RESEARCH.

         5.3 PRINCIPAL INVESTIGATOR, during the term of this AGREEMENT, shall copy SPONSOR on all correspondence, reports, and submissions to WMC concerning or relating to, in whole


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or in part, RESEARCH RESULTS and WMC INTELLECTUAL PROPERTY conceived, reduced to practice, invented, discovered, or generated, in whole or in part, in the conduct of the SPONSORED RESEARCH.

         5.4 WMC, during the term of this AGREEMENT, shall copy SPONSOR on all correspondence, reports, and submissions to PRINCIPAL INVESTIGATOR concerning or relating to, in whole or in part, RESEARCH RESULTS and WMC INTELLECTUAL PROPERTY created, invented, discovered, or generated, in whole or in part, in the conduct of the SPONSORED RESEARCH.

6.  SPONSOR'S RIGHTS IN RESEARCH RESULTS AND REPORTS

         6.1 Subject to SPONSOR's obligations under Paragraph 8.2, SPONSOR shall have the royalty-free right to use RESEARCH RESULTS disclosed to SPONSOR in records and reports and under Article 5 for any reasonable purpose. However, SPONSOR shall need to obtain a license to use RESEARCH RESULTS from WMC if such use would infringe any WMC INTELLECTUAL PROPERTY.

         6.2 WMC and the PRINCIPAL INVESTIGATOR hereby grant SPONSOR a royalty-free, nontransferable, non-exclusive right to copy, reproduce and distribute any research reports or any other information furnished to SPONSOR under this AGREEMENT. SPONSOR may not charge fees for said research reports, use said research reports for advertising or promotional activities, or alter or modify the substantive content of said research reports without the prior written permission of WMC.

7.  INTELLECTUAL PROPERTY

         7.1 WMC shall retain all right, title and interest in and to the WMC INTELLECTUAL PROPERTY and any patents, copyrights and other intellectual property protections of WMC INTELLECTUAL PROPERTY, subject to Paragraphs 7.5 and
7.8 of this AGREEMENT.

         7.2 SPONSOR shall retain all right, title and interest in and to the SPONSOR INTELLECTUAL PROPERTY. Responsibility for preparing, filing, prosecuting and maintaining all patent applications and patents relating to SPONSOR INTELLECTUAL PROPERTY shall be with the SPONSOR. WMC shall have a perpetual, non-exclusive license to practice any SPONSOR


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INTELLECTUAL PROPERTY arising from the SPONSORED RESEARCH for its own internal academic, non-commercial research purposes only. For SPONSOR INTELLECTUAL PROPERTY, SPONSOR has the sole right to grant licenses, subject to WMC's right to use the SPONSOR INTELLECTUAL PROPERTY for internal academic research purposes as set forth in this Paragraph. Whenever WMC becomes aware of any infringement or threatened infringement of any patent relating to SPONSOR INTELLECTUAL PROPERTY, WMC shall notify SPONSOR as soon as possible.

         7.3 JOINT INTELLECTUAL PROPERTY shall be jointly owned by WMC and SPONSOR. Each of WMC and SPONSOR shall hold an undivided equal interest in the JOINT INTELLECTUAL PROPERTY.

         7.4 PRINCIPAL INVESTIGATOR shall promptly provide to WMC and to SPONSOR a complete written disclosure upon the creation of any WMC INTELLECTUAL PROPERTY. SPONSOR shall advise WMC in writing, no later than forty-five (45) days after receipt of such disclosure, whether it requests WMC to file and prosecute patent applications related to any such WMC INTELLECTUAL PROPERTY. If SPONSOR does not request WMC to file and prosecute such patent applications, WMC may proceed with such preparation and prosecution at its own cost and expense; but such patent applications shall be excluded from SPONSOR's first right of negotiation under Paragraph 7.8. WMC shall file all copyright registrations that may be appropriate with respect to WMC INTELLECTUAL PROPERTY.

         7.5 WMC shall control the preparation and prosecution of all patent applications and the maintenance of all patents related to WMC INTELLECTUAL PROPERTY. SPONSOR shall reimburse WMC upon receipt of invoices for all reasonable documented expenses actually incurred by WMC in connection with the filing and prosecution of the patent applications and maintenance of the patents that SPONSOR has requested WMC to prosecute and obtain under Paragraph 7.4. In the event that WMC anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution or defense of any patent application or patent contemplated by this AGREEMENT, WMC shall provide SPONSOR with full particulars and shall discuss with SPONSOR a mutually acceptable course of action prior to incurring such expenditures.

         7.6 WMC shall determine whether or not to exercise its rights in JOINT INTELLECTUAL PROPERTY and shall notify SPONSOR in writing within thirty (30) days of such decision. If WMC


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exercises its rights in the JOINT INTELLECTUAL PROPERTY, WMC shall control the preparation and prosecution of all patent applications and the maintenance of all patents related thereto, and SPONSOR shall reimburse WMC upon receipt of invoices for fifty percent (50%) of all reasonable documented expenses actually incurred by WMC in connection with the filing and prosecution of the patent applications and maintenance of the patents in the JOINT INTELLECTUAL PROPERTY that WMC shall have prosecuted and obtained hereunder. If WMC fails to so notify SPONSOR in writing that WMC has determined to exercise its rights in any JOINT INTELLECTUAL PROPERTY, SPONSOR may give notice to WMC that SPONSOR desires that WMC make a decision with respect to such JOINT INTELLECTUAL PROPERTY. If within ten (10) days after such notice from SPONSOR, WMC fails to notify SPONSOR in writing that WMC has determined to exercise its rights in such JOINT INTELLECTUAL PROPERTY, or if WMC determines not to exercise its rights therein, SPONSOR shall control the preparation and prosecution of all patent applications and the maintenance of all patents related to the JOINT INTELLECTUAL PROPERTY at SPONSOR's sole cost and expense. In such event, SPONSOR shall own all right, title and interest in the JOINT INTELLECTUAL PROPERTY and WMC shall have no further rights in or to the same, and WMC shall execute any assignments necessary to transfer full title in the JOINT INTELLECTUAL PROPERTY to SPONSOR.

         7.7 PRINCIPAL INVESTIGATOR shall provide WMC and SPONSOR a written disclosure of any copyrightable works conceived and/or reduced to practice in the conduct of the SPONSORED RESEARCH during the term of this AGREEMENT.

         7.8 WMC shall promptly notify SPONSER of any WMC INTELLECTUAL PROPERTY conceived or reduced to practice in whole or in part during the course of the SPONSORED RESEARCH. In consideration of SPONSOR's funding of the SPONSORED RESEARCH and payment for intellectual property expenses as provided for in Paragraph 7.5, WMC grants SPONSOR a first right to acquire a royalty-bearing license to practice the WMC INTELLECTUAL PROPERTY and WCM's rights in JOINT INTELLECTUAL PROPERTY. SPONSOR shall notify WMC of its intent to acquire such a license within thirty (30) days of WMC's notice to SPONSOR identifying the WMC INTELLECTUAL PROPERTY. SPONSOR shall have the right, exercisable within thirty
(30) days of WMC's notice with respect to each item of WMC INTELLECTUAL PROPERTY and their rights in the JOINT INTELLECTUAL PROPERTY for which SPONSOR agrees to make the payments for intellectual property expenses as provided in Paragraph 7.5, to include such WMC INTELLECTUAL PROPERTY and WMC's rights in JOINT INTELLECTUAL PROPERTY in the EXCLUSIVE LICENSE


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AGREEMENT on the same terms and conditions as apply generally to other WMC
INTELLECTUAL PROPERTY under the license agreement; provided however, that SPONSOR shall pay WMC a one-time fee of TWENTY-FIVE THOUSAND Dollars ($25,000) with respect to each such additional item of WMC INTELLECTUAL PROPERTY that SPONSOR elects to include in the license agreement.

         7.9 Any license granted to SPONSOR pursuant to Paragraph 7.8 hereof shall be subject to WMC's right to use WMC INTELLECTUAL PROPERTY for internal educational and research purposes only and, if applicable, to the rights of the United States government reserved under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder. However, in such event, WMC shall not, under any circumstances, use or permit others to use the WMC INTELLECTUAL PROPERTY to commercialize any product or service or to import, make, have made, offer, use or sell any product or service in return for payment.

8.  CONFIDENTIALITY, PUBLICATION, USE OF NAME

         8.1 WMC shall not be obligated to accept any confidential information from SPONSOR. If SPONSOR desires to furnish any confidential information to the PRINCIPAL INVESTIGATOR, SPONSOR may request the PRINCIPAL INVESTIGATOR to sign the "Agreement between SPONSOR and PRINCIPAL INVESTIGATOR concerning SPONSOR's Confidential Information" that is attached as Attachment C. WMC bears no responsibility for maintaining the confidentiality of any confidential information of SPONSOR provided under such an individual agreement.

         8.2 In order to preserve the patentability of WMC INTELLECTUAL PROPERTY, SPONSOR shall maintain WMC INTELLECTUAL PROPERTY and information provided pursuant to the SPONSORED RESEARCH (whether oral or written) as confidential and shall not disclose such information to any third party until the publication of such information by the PRINCIPAL INVESTIGATOR or until WMC provides SPONSOR with written verification that a patent application has been filed for all patentable inventions, whichever occurs sooner.

         8.3 WMC shall be free to publish, present or otherwise disclose RESEARCH RESULTS or other information and material resulting from the SPONSORED RESEARCH for any purpose. WMC shall furnish the SPONSOR with a copy of any proposed publication or presentation at least thirty (30) days in advance of the submission of said proposed publication in order for SPONSOR to review and

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comment on said proposed publication, to identify patentable subject matter, and to identify any inadvertent disclosure of the SPONSOR's proprietary information. SPONSOR shall notify WMC if such proposed publication contains SPONSOR CONFIDENTIAL INFORMATION (as that term is defined in the AGREEMENT BETWEEN SPONSOR AND PRINCIPAL INVESTIGATOR CONCERNING SPONSOR CONFIDENTIAL INFORMATION, annexed to this AGREEMENT as Attachment "B"), and WMC shall remove any such SPONSOR CONFIDENTIAL INFORMATION from such proposed publication prior to submission for publication.. If necessary to permit the preparation of and filing of U.S. patent applications, the PRINCIPAL INVESTIGATOR shall withhold submission of such publication for an additional period not to exceed sixty (60) days. Any further extension will require the mutual agreement of WMC and SPONSOR.

         8.4 WMC shall not use SPONSOR's name, including without limitation in any advertising or other form of publicity without SPONSOR's prior written consent except that WMC may acknowledge SPONSOR's funding of the SPONSORED RESEARCH in scientific publications and in listings of sponsored research projects. SPONSOR shall not use WMC's name, or the name of any trustee, officer, faculty member, student or employee thereof, including without limitation in any advertising or other form of publicity, without the prior written consent of both WMC's Dean and Cornell University's Counsel.

9.  TERMINATION

         9.1 In addition to the termination right set forth in Paragraphs 2.2 and 2.3 hereof, either party may terminate this AGREEMENT effective upon written notice to the other party, if the other party breaches any of the terms or conditions of this AGREEMENT and fails to cure such breach within sixty (60) days after receiving written notice of the breach.

         9.2 In addition, either party may terminate this AGREEMENT for any reason upon ninety (90) days prior written notice to the other party.

         9.3 In the event of termination of this AGREEMENT prior to its stated term, whether for breach or for any other reason whatsoever, WMC shall be entitled to retain from the payments made by SPONSOR prior to termination any non-cancelable expenses for which a legally binding commitment was made prior to the receipt, or issuance, by WMC of the notice of termination. In the event of

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termination, WMC shall submit a final report of all allowable costs incurred and all funds received under this AGREEMENT within sixty (60) days after the effective termination date. The report shall be accompanied by a check in the amount of any excess of funds advanced over the cost of non-cancelable commitments incurred. In case of a deficit of funds, SPONSOR shall pay WMC the amount needed to cover costs of non-cancelable commitments incurred by WMC under this AGREEMENT.

         9.4 Expiration or earlier termination of this AGREEMENT shall not affect the rights and obligations of the parties accrued prior thereto. The provisions of ARTICLE 4, entitled SPONSORSHIP PAYMENTS, ARTICLE 6, entitled SPONSOR'S RIGHTS IN RESEARCH RESULTS AND REPORTS; ARTICLE 7, entitled INTELLECTUAL PROPERTY; ARTICLE 8 entitled CONFIDENTIALITY, PUBLICATION, USE OF NAME, ARTICLE 10, entitled DISCLAIMER OF WARRANTIES, INDEMNIFICATION, INSURANCE; and ARTICLE 11, entitled ADDITIONAL PROVISIONS, shall survive such termination.

         9.5 Expiration or earlier termination of this AGREEMENT shall not effect the rights and obligations of the parties under the EXCLUSIVE LICENSE AGREEMENT which shall survive the expiration or any earlier termination of this AGREEMENT. In addition, the provisions of this Paragraph 9.5 shall survive the expiration or earlier termination of this AGREEMENT.

10.  DISCLAIMER OF WARRANTIES, INDEMNIFICATION, INSURANCE

         10.1 WMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, WARRANTIES WITH RESPECT TO THE CONDUCT, COMPLETION, SUCCESS OR PARTICULAR RESULTS OF THE SPONSORED RESEARCH, OR THE CONDITION, OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE SPONSORED RESEARCH OR ANY WMC INTELLECTUAL PROPERTY OR RESEARCH RESULTS THAT MAKE USE OF THE WMC INTELLECTUAL PROPERTY OR THAT RESEARCH RESULTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. WMC SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY SPONSOR OR ANY OTHER PERSON RESULTING FROM THE SPONSORED RESEARCH OR THE USE OF ANY WMC


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INTELLECTUAL PROPERTY, ANY RESEARCH RESULTS OR ANY PRODUCTS RESULTING THEREFROM.

         10.2 SPONSOR shall defend, indemnify and hold harmless WMC, the PRINCIPAL INVESTIGATOR and any of WMC's faculty, students, employees, trustees, officers, affiliates and agents (hereinafter referred to collectively as the "INDEMNIFIED PERSONS") from and against any and all liability, claims, lawsuits, losses, damages, costs or expenses (including reasonable attorneys' fees), which the INDEMNIFIED PERSONS may hereafter incur, or be required to pay as a result of SPONSOR's use of the results of SPONSORED RESEARCH or any WMC INTELLECTUAL PROPERTY, or as a result of any breach of this AGREEMENT or any act or omission of SPONSOR, its employees, affiliates, contractors, licensees or agents. WMC shall notify SPONSOR in a timely manner upon learning of the institution or threatened institution of any such liability, claims, lawsuits, losses, damages, costs and expenses and WMC shall cooperate with SPONSOR in every proper way in the defense or settlement thereof at SPONSOR's request and expense. If notice according to this paragraph is not timely received by SPONSOR and SPONSOR suffers any detrimental effect due to delay of notice, SPONSOR shall not be required to defend, indemnify, or hold harmless any INDEMNIFIED PARTY to the extent, as determined in good faith by SPONSOR, of any detrimental effect due to delay of notice.

         10.3 Within thirty (30) days after the EFFECTIVE DATE, SPONSOR shall provide evidence that SPONSOR has sufficient liability insurance and other adequate forms of protection, in the amount of $10,000,000 in the annual aggregate. Such evidence shall be in the form of a certificate of insurance, or, in the case of self-insurance, a letter accompanying SPONSOR's audited financial statements in which an authorized official of SPONSOR indicates that SPONSOR has sufficient assets to cover potential losses that might arise in connection with SPONSOR's indemnification obligations. WMC shall promptly inform SPONSOR whether SPONSOR's evidence of insurance (or other form of protection) and the adequacy thereof are acceptable; provided however, that if WMC deems SPONSOR's evidence or adequacy of insurance or of other protection to be unacceptable, WMC shall specify the reason or reasons for such unacceptability.


11.  ADDITIONAL PROVISIONS

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         11.1 This AGREEMENT and the rights of SPONSOR hereunder may be assigned by SPONSOR, directly or by merger or other operation of law. No assignment shall relieve SPONSOR of responsibility for the performance of any accrued obligations that it has prior to such assignment.

         11.2 A waiver by either party of a breach or violation of any provision of this AGREEMENT will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this AGREEMENT.

         11.3 Nothing herein shall be deemed to establish a relationship of principal and agent between WMC and SPONSOR, nor any of their agents or employees, nor shall this AGREEMENT be construed as creating any form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party. Nothing in this AGREEMENT, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

         11.4 Notices, payments, statements, reports and other communications under this AGREEMENT shall be in writing and shall be deemed to have been received as of the date dispatched if personally delivered or sent by public overnight courier (e.g., FedEx) or registered mail, postage prepaid, return receipt requested, and addressed as follows, or at such other address as a party shall have given notice of pursuant hereto:

  If to WMC:                                    with a copy to:

  Senior Director for Grants & Contracts   Brian J. Kelly, Ph.D., Vice President
  Office of Research & Sponsored Programs  Cornell Research Foundation, Inc.
  Weill Medical College of Cornell         Weill Medical College of Cornell
     University                               University
  1300 York Avenue, Room A-131             418 East 71st Street, Suite 61
  New York, New York 10021                 New York, New York 10021
  Telephone: (212) 746-6020                Telephone:        (212) 746-6186
  Facsimile: (212) 746-6038                Facsimile:        (212) 746-6662

  If to SPONSOR:


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  MARC Pharmaceuticals, Inc.       Stephen Rosenberg, Esq.
  One Canterbury Green, 8th Floor  Tannenbaum Helpern Syracuse & Hirschtritt LLP
  Stamford, CT 06901               900 Third Avenue
  Attn:  Joel San Antonio          New York, New York 10022
  Telephone: (203) 352-8817        Telephone:  212) 508-6700
  Facsimile: (203) 327-1585        Facsimile:  (212) 371-1084

         11.5 This AGREEMENT shall be construed and governed in accordance with the laws of the State of New, without giving effect to conflict of law provisions. The parties hereby submit to the exclusive jurisdiction of and venue in any state or federal courts located within the State of New York with respect to any and all disputes concerning the subject of this AGREEMENT.

         11.6 WMC and SPONSOR shall not discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectional preference, age, religion, national or ethnic origin, handicap, or because he or she is a disabled veteran or veteran of the Vietnam Era.

         11.7 Other than as provided in Paragraph 2.3, neither party shall be liable for any failure to perform as required by this AGREEMENT to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression, acts of God, energy or other conservation measures imposed by law or regulation, explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

         11.8 SPONSOR shall comply with all laws, regulations and other legal requirements applicable to SPONSOR in connection with this AGREEMENT, including but not limited to any legal requirements applicable to SPONSOR's use of the results of the SPONSORED RESEARCH or any WMC INTELLECTUAL PROPERTY.

         11.9 It is understand that WMC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979). The


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transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by the SPONSOR that the SPONSOR will not re-export data or commodities to certain foreign countries without the prior approval of the cognizant government agency. WMC shall cooperate with SPONSOR in securing any license that a cognizant agency deems necessary in connection with this AGREEMENT.

         11.10 This AGREEMENT together with EXCLUSIVE LICENSE AGREEMENT, embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. In the event of a conflict between this AGREEMENT and the EXCLUSIVE LICENSE AGREEMENT, each agreement shall governed in accordance with its terms. This AGREEMENT may not be varied except by a written document signed by duly authorized representatives of both parties.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this AGREEMENT as of the EFFECTIVE DATE.


CORNELL UNIVERSITY                          MARC PHARMACEUTICALS, INC.


By:___________________________              By:______________________________

Name:_________________________              Name:____________________________

Title:________________________              Title:___________________________

Date:_________________________              Date:____________________________


I have read and agreed to abide by the terms of this AGREEMENT and to the responsibilities of the PRINCIPAL INVESTIGATOR:



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

By:__________________________               Date:____________________________
         Brij B. Saxena











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


                                  Attachment A

                                Research Program


THE PREPARATION OF BETULINOL DERIVATIVES DIRECTED TOWARDS THE TREATMENT OF
CANCER.

The object of the study is to develop a site directed chemotherapeutic agent to selectively attack only cancer cells and by apoptosis destroy the DNA and thereby cell proliferation. Specific aims include the following:

1. Chemical modification of Betulinol Derivatives to create a site for a peptide bond with Monodonal antibody.

2.       Conjugation of Monoclonal antibody to Betulinol Derivatives.

3. Purification and characterization of the Betulinol Derivatives and their conjugates with Monoclonal Antibody Conjugates and their localization in human testicular leydig cells in culture, in vitro and in Leydig cells in the testes of rats, in vivo.

4. Determination of anticarcinogenic activity of the Conjugates in Nude Mice transplanted with leydig cell carcinoma. Similarly, by the use of specific Monoclonal Antibodies to specific Antigens of other type of Cancers will be performed.

                                  Attachment B.


              Agreement between Sponsor and Principal Investigator
                   Concerning Sponsor Confidential Information

         The free publication and dissemination of research results and information is an essential and long-standing policy of the Weill Medical College of Cornell University ("WMC") Accordingly, WMC will permit the Principal Investigator to accept CONFIDENTIAL INFORMATION of a Sponsor under the terms and conditions of the agreement ("this Agreement") between the Sponsor and the Principal Investigator stated below.

         In connection with research to be conducted at WMC in participation with Marc Pharmaceuticals, Inc. ("Sponsor") and relating to Preparation of Betulinol Derivatives Directed Towards the Treatment of Cancer (the "SPONSORED RESEARCH"), Sponsor desires to provide Dr. Brij B. Saxena ("Principal Investigator") with certain information that Sponsor considers confidential.

1. "Confidential Information" means and includes all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other proprietary ideas, whether or not patentable or copyrightable, that the disclosing party identifies in writing as confidential or proprietary at the time it is delivered or communicated to the receiving party. Initial information not designated as confidential by the Sponsor can be designated as confidential by the Sponsor until 30 days after disclosure to Principal Investigator therefore Principal Investigator agrees to maintain as confidential any information disclosed by the Sponsor and not designated as confidential for at least 30 days after disclosure subject to the provisions of this Paragraph. Information can not be Confidential Information if, for example, and the foregoing obligations of confidentiality shall not apply to:

             (a) information that is in the public domain through publication or otherwise prior to disclosure hereunder;


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

             (b) information that is known to the receiving party or independently developed by to the receiving party prior to the time of disclosure by the Sponsor, in each case, to the extent evidenced by written records;

             (c) information disclosed to the receiving party by a third party that has a legal right to make such disclosure;

             (d) information that becomes patented, published or otherwise part of the public domain through no act or fault or to the receiving party; or

             (e) information that is required to be disclosed by law or by order of United States governmental authority or a court of competent jurisdiction; provided that to the receiving party must use reasonably diligent efforts to obtain confidential treatment of such information by the agency or court.

         2. In the event the Investigator does accept any Confidential Information, for a period of five (5) years after Principal Investigator's acceptance of Confidential Information, Principal Investigator agrees to use efforts no less than those Principal Investigator employs with respect to Investigator's own confidential information:

             (a) not to disclose the Confidential Information to third parties without Sponsor's consent to such disclosure; and

             (b) to use the Confidential Information only in furtherance of the Sponsored Research.

         3. The obligations of this Agreement are cumulative to those of any other agreements between Sponsor and Principal Investigator. This Agreement may not be changed or supplemented in any way except by a written agreement duly executed by both Sponsor and Principal Investigator and approved by WMC. This Agreement shall be governed by, enforced, and interpreted in accordance with the laws of the State of New York without giving effect to its principles of conflict of laws.

                                      Signatures appear on the following page...

PRINCIPAL INVESTIGATOR                      MARC PHARMACEUTICALS, LLC.


By:                                         By:
   ---------------------------                 ------------------------------

Name: Brij B. Saxena                        Name:
     -------------------------                   ----------------------------

Title:                                      Title:
      ------------------------                    ---------------------------

Date:                                       Date:
     -------------------------                   ----------------------------



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